EXHIBIT 3.02

                            ARTICLES OF AMENDMENT TO
                            APPLE TREE CAPITAL CORP.


         THE UNDERSIGNED, being the sole director and president of APPLE TREE CAPITAL CORP. does hereby amend the Articles of Incorporation of APPLE TREE CAPITAL CORP. effective November 11, 1998 as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The new name of the Corporation shall be SCHIMATIC TECHNOLOGIES, INC.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on November 11, 1998, and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on November 12, 1998.


/s/ Eric P. Littman
---------------------------------------------
Eric P. Littman, President and Sole Director

         The foregoing instrument was acknowledged before me on November 12, 1998 by Eric P. Littman, who is personally known to me.


                                                     /s/ Donna-Louise Brookes
                                                     ------------------------
                                                     Notary Public

My commission expires:


(Notary Seal)